SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                              __________________

                                  FORM  8-K/A
                              __________________

                       AMENDMENT NO. 1 TO CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

   Date of Report  (Date of earliest event reported):   November 26, 1996

                             HARTMARX CORPORATION
            (Exact name of Registrant as specified in its charter)

                DELAWARE             1-8501            36-3217140
             (State or other       (Commission      (I.R.S. Employer
             jurisdiction of        file number)    Identification No.)
            incorporation or
             organization)

         101 NORTH WACKER DRIVE
           CHICAGO, ILLINOIS                             60606
     (Address of Principal Executive Offices)         (Zip Code)

     Registrant's Telephone Number, including area code:  312-372-6300


          The undersigned Registrant hereby amends the following items of its Current Report on Form 8-K filed December 10, 1996, as set forth in the pages attached hereto:

     ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
               AND EXHIBITS.

     (a) and (b)    Financial Statements of Business Acquired and Pro
                    Forma Financial Information.

          In accordance with Item 7 of the Registrant's Current Report on Form 8-K filed December 10, 1996, the Registrant appends to the Form 8-K the following financial statements and pro forma information:

     A.   For Plaid Clothing Group, Inc.:

          Financial Statements of Business Acquired

          The following report and audited statements pertaining to Plaid Clothing Group, Inc. ("Plaid") are attached hereto as
     Appendix A:

          1.   (a)  Report of independent public accountants dated
                    January 22, 1997;

               (b)  Statement of Assets Purchased and Liabilities
                    Assumed of the Product Lines Acquired from the Plaid Clothing Group, Inc. as of November 25,
                    1996;

               (c)  Statements of Revenues and Direct Costs and
                    Expenses of the Product Lines Acquired from the Plaid Clothing Group, Inc. for the period ended November 25, 1996 and for each of the two years in the period ended December 31, 1995;

               (d) Notes to Financial Statements of the Product Lines Acquired from the Plaid Clothing Group, Inc.

     B.   For Hartmarx Corporation:

          Pro Forma Financial Information

          The following unaudited pro forma financial information of Hartmarx Corporation are attached hereto as Appendix B:

          1. (a) Unaudited pro forma statement of earnings for the twelve months ended November 30, 1995 and for the nine months ended August 31, 1996.

               (b) Unaudited pro forma balance sheet at August 31, 1996;

                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois.

     Dated:    February 10, 1997
                                        HARTMARX CORPORATION

                                        By: /s/ GLENN R. MORGAN
                                            ________________________
                                             Glenn R. Morgan
                                             Executive Vice President,
                                             Chief Financial Officer




                                  APPENDIX A

                      STATEMENTS OF ASSETS PURCHASED AND
                            LIABILITIES ASSUMED AND
                         REVENUES AND DIRECT COSTS AND
                    EXPENSES OF THE PRODUCT LINES ACQUIRED
                      FROM THE PLAID CLOTHING GROUP, INC.

                               NOVEMBER 25, 1996



                       REPORT OF INDEPENDENT ACCOUNTANTS

          To the Board of Directors of
            Plaid Clothing Company, Inc.
            (formerly HMX/PBP Company) a wholly-owned subsidiary of Hartmarx Corporation

          We have audited the accompanying Statement of Assets Purchased and Liabilities Assumed of the Product Lines Acquired from the Plaid Clothing Group, Inc. as of November 25, 1996 and the related Statements of Revenues and Direct Costs and Expenses of the Product Lines Acquired from the Plaid Clothing Group, Inc. for the period ended November 25, 1996 and each of the two years in the period ended December 31, 1995. These statements are the responsibility of Plaid Clothing Company, Inc. management. Our responsibility is to express an opinion on the statements based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the statements audited by us present fairly, in all material respects, the assets purchased and liabilities assumed of the product lines acquired from the Plaid Clothing Group, Inc. at November 25, 1996 and the results of their operations for the period ended November 25, 1996 and each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

          PRICE WATERHOUSE LLP
          Chicago, Illinois
          January 22, 1997


          STATEMENT OF ASSETS PURCHASED AND LIABILITIES ASSUMED OF THE PRODUCT LINES ACQUIRED FROM THE PLAID CLOTHING GROUP, INC. NOVEMBER 25, 1996

          (Dollars in Thousands)

          Cash                                         $       54
          Accounts receivable, net                         17,568
          Inventories                                      26,234
          Prepaid expenses                                    797
                                                        _________
             Current assets                                44,653

          Property, plant and equipment                     2,231
                                                        _________
                 Total assets                              46,884
                                                        _________

          Accounts payable                                  3,641
          Accrued expenses                                  3,459
                                                        _________

             Current liabilities                            7,100
                                                        _________

          Net assets purchased                            $39,784
                                                        =========


                            (See accompanying notes)


          STATEMENTS OF REVENUES AND DIRECT COSTS AND EXPENSES OF THE PRODUCT LINES AQCUIRED FROM THE PLAID CLOTHING GROUP, INC. NOVEMBER 25, 1996

          (Dollars in Thousands)

                             Period January 1
                              to November 25,    Year Ended December 31,
                                   1996             1995          1994
                             _________________    _______        ______

          Revenues                 $102,939       $145,489      $172,202
          Cost of sales              92,397        132,451       135,635
                                   ________       ________      ________
          Gross profit               10,542         13,038        36,567
                                   ________       ________      ________

          Expenses:
           Advertising                1,655          2,255         4,256
           Selling and promotion      4,709          7,917        10,368
           Shipping and warehousing   1,762          3,763         4,859
           General and administrative 6,429         10,982         8,997
                                     ______       ________      ________
           Total operating expenses  14,555         24,917        28,480
                                    _______       ________      ________
                                   $ (4,013)      $(11,879)     $  8,087
                                   =========      ========      ========

                            (See accompanying notes)


          NOTES TO FINANCIAL STATEMENTS OF THE PRODUCT LINES ACQUIRED FROM THE PLAID CLOTHING GROUP, INC.
          NOVEMBER 25, 1996

          (Dollars in Thousands)

          1.   BASIS OF PRESENTATION

               The accompanying statements present the assets purchased and liabilities assumed as of November 25, 1996 and the related revenues and direct costs and expenses of the product lines acquired from the Plaid Clothing Group, Inc. (PCG), a debtor-in-possession, by Plaid Clothing Company, Inc. (formerly HMX/PBP Company) a wholly-owned subsidiary of Hartmarx Corporation pursuant to an asset purchase agreement (Agreement) dated November 5, 1996, as amended. It was not considered meaningful to present complete historical financial statements of PCG as the revenue producing activity of PCG has not remained comparable for the above noted periods, due to PCG s significant downsizing and restructuring, which has included the sale or discontinuation of businesses, product lines, production and administrative facilities. In addition, PCG s aggregate expenses included significant amounts related to its bankruptcy and only a small portion of PCG s total liabilities was assumed as part of the Agreement, relating exclusively to the ongoing license rights and brands acquired.

               Consideration for the assets purchased consisted of a cash payment of $27.1 million, assumption of $7.1 million of accounts payable and other scheduled liabilities, a future royalty payment of 2% of the first year sales of certain product categories acquired in the transaction, less $.5 million, and certain other payments described in the Agreement.

               PCG's unsecured creditors will also receive the proceeds resulting from the potential to exercise a five year warrant to purchase 400,000 shares of Hartmarx Corporation common stock, exerciseable at $5.50 per share, and the sale of the underlying shares, pursuant to a formula to be determined by the PCG Creditors Committee.

               The acquired assets included license rights to manufacture and market men's tailored suits, sportcoats and slacks under the Burberrys, Claiborne and Evan-Picone brands, as well as ownership of the Palm Beach, Brannoch and other trade names (the Product Lines Acquired). The inventory and receivables associated with the above described brands and trade names were also purchased along with production, warehouse and distribution facilities.

               The assets purchased and liabilities assumed and the related revenues and direct costs and expenses of the Product Lines Acquired as presented in the accompanying Statement of Assets Purchased and Liabilities Assumed and Statements of Revenues and Direct Costs and Expenses of the Product Lines Acquired from the Plaid Clothing Group, Inc. as of November 25, 1996 reflect PCG's historical book balances, adjusted downward to net realizable value where appropriate. These product lines had not been operated as a separate business entity and have no legal existence. Accordingly, neither debt, interest expense nor income tax allocations have been made to the accompanying statements as such allocations are not meaningful in the circumstances. Because the Product Lines Acquired have no legal existence and had not been operated as a separate business entity, and because neither debt, interest expense nor income tax allocations have been made in the accompanying statements, information related to operating, investing and financing cash flows is not available and therefore is not included in the accompanying financial statements or notes thereto.

               The accompanying statements include the net revenues, cost of goods sold (including license fees), direct advertising and selling expenses that relate directly to the Product Lines Acquired. Other expense items are allocated based on estimates and assumptions as if the Product Lines Acquired had been operated on a stand-alone basis during the periods presented. Costs and expenses have been included in the Statements of Revenues and Direct Costs and Expenses as follows:

                    *    Advertising - Direct to product line.

                    * Selling and Promotion - Substantially direct to product line; certain costs not solely dedicated to a specific product line allocated based on sales.

                    * Shipping and Warehousing - Allocated based on units shipped by product line.

                    *    General and Administrative, including
                         accounting and finance, credit, data
                         processing and general management - Allocated based on sales except for bad debt expense which is direct to product line.

                    Those expenses allocated based on sales were calculated by applying the proportion of sales of the Product Lines Acquired to PCG s total sales for the applicable period.

                    Management of Plaid Clothing Company, Inc.
                    believes the above allocations to be reasonable in the circumstances, based upon the actual PCG organizational structure in effect during the periods; however, such allocations should not be assumed to be indicative of what the results of operations of the Product Lines Acquired would have been had it been a separate, stand-alone entity during the periods covered, or of future results of operations.

                    PCG reorganization and restructuring costs have not been included in the accompanying Statements of Revenues and Direct Costs and Expenses. Reorganization and restructuring costs included professional fees and expenses directly related to PCG s bankruptcy, lease rejection costs, write-off of deferred debt issuance costs, and costs and losses incurred associated with businesses and product lines sold or liquidated. These reorganization and restructuring costs have not been allocated as such costs are not associated with the Product Lines Acquired.

          2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                    REVENUE RECOGNITION - Revenues from the sale of products have been recognized upon shipment to the customer. An accrual for anticipated customer returns is recorded based upon historical experience.

                    ACCOUNTS RECEIVABLE - Principal customers represent retail specialty and department stores throughout the United States. Receivables are generally due within 30 or 60 days; extended seasonal payment terms may be given to certain customers pursuant to industry practices.

                    INVENTORIES - Inventories are stated at the lower of cost (on the last-in, first-out (LIFO) and first-in, first-out (FIFO) methods) or market (see note 4).

                    PROPERTY, PLANT AND EQUIPMENT - Property, plant and equipment are carried at cost. Depreciation has been computed using the straight-line method over the estimated useful lives of the assets which range from 3 to 10 years for machinery and equipment to 31.5 years for buildings and improvements.

                    FINANCIAL INSTRUMENTS - The carrying value of accounts receivable and current liabilities approximates their fair value.

                    VALUE OF ESTIMATES - The preparation of the accompanying financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          3.        ACCOUNTS RECEIVABLE

                    Accounts receivable consist of the following:

                                                  November 25, 1996
                                                  _________________

         Gross accounts receivable                    $20,250
         Less allowances:
           Doubtful accounts and sales allowances       2,682
                                                      _______
                                                      $17,568
                                                      =======

          4.   INVENTORIES

               The major components of inventories are as follows:

                                                  November 25, 1996
                                                  _________________

                    Raw materials                  $  3,944
                    Work-in-process                   4,390
                    Finished goods                   17,900
                                                   ________
                                                    $26,234
                                                   ========

               The above components are shown net of lower of cost or market reserves totaling $2,832 at November 25, 1996. Inventories totaling $22,043 were stated at the lower of LIFO cost or market method at November 25, 1996. The remainder of the net inventories are valued at lower of cost or market on a FIFO basis. At November 25, 1996, the value of LIFO inventories approximated their FIFO costs.

          5.   PROPERTY, PLANT AND EQUIPMENT

               The components of property, plant and equipment are as follows:

                                                  November 25, 1996
                                                  _________________

                    Buildings and improvements      $   421
                    Machinery and equipment           5,540
                                                    _______
                                                      5,961

                    Less accumulated depreciation    (3,730)
                                                    ________
                                                     $2,231
                                                    =======

               Depreciation expense was $1,098, $2,220 and $1,963 for the period ended November 25, 1996 and the years ended December 31, 1995 and 1994, respectively.

          6.   ACCRUED EXPENSES

               Accrued expenses consist of the following:

                                                  November 25, 1996
                                                  _________________

                    Employee related costs           $2,792
                    Commissions                         266
                    Royalties                           221
                    Other                               180
                                                     ______
                      Total                          $3,459
                                                     ======

          7.   SIGNIFICANT CUSTOMERS

               The accompanying financial statements reflect 1996 revenues to three customers, each representing in excess of 10% of the total net sales; aggregate sales to these three customers were $17,113, $16,454, and $11,415, respectively.



                                  APPENDIX  B

                             HARTMARX CORPORATION

                   UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                           AND NARRATIVE DISCLOSURE

                      (REFLECTING THE ASSETS PURCHASED AND
           LIABILITIES ASSUMED AND THE REVENUES AND DIRECT COSTS AND
                    EXPENSES OF THE PRODUCT LINES ACQUIRED
                      FROM THE PLAID CLOTHING GROUP, INC.)

                               INTRODUCTORY NOTE

               The following unaudited pro forma consolidated financial statements reflect the financial position and results of operations related to the assets purchased and liabilities assumed ("Acquisition") and the revenues and direct costs and expenses of the product lines acquired from the Plaid Clothing Group, Inc. ("PCG") by a wholly-owned subsidiary of Hartmarx Corporation, which occurred on November 26, 1996. The Acquisition will be accounted for using the purchase method of accounting and, accordingly, the purchase price has been allocated to the assets purchased and the liabilities assumed or anticipated based on fair values at the acquisition date. The excess of fair value of the assets less liabilities assumed and anticipated over the purchase price will be amortized on a straight line basis over five years. The aggregate purchase cost and its preliminary allocation to the assets and liabilities are as follows (in millions):

          Preliminary allocation of purchase cost:

               Assets acquired less liabilities assumed of PCG
                    as of  November 25, 1996                    $39.8

               Adjustments to inventory and property, plant
                    and equipment acquired                       (1.8)

               Anticipated additional liabilities and
                    negative goodwill                           (10.9)
                                                                _____
                    Total purchase cost                         $27.1
                                                                =====

               The unaudited pro forma adjustments are based upon available information and upon certain assumptions that Hartmarx believes are reasonable. The final purchase price allocation may differ from that shown above, although subsequent changes, if any, are not expected to be material.

               The unaudited pro forma financial data do not purport to be indicative of Hartmarx' financial position or results of operations that would actually have been obtained had the transaction been completed as of the date or for the periods presented, or to project Hartmarx' financial position or results of operations at any future date or for any future period.

               The unaudited pro forma statements of earnings for the twelve months ended November 30, 1995 and for the nine months ended August 31, 1996 include adjustments for depreciation, amortization of negative goodwill and interest expense based upon the allocated cost of the acquisition and its related financing. Pro forma adjustments have not been made to reflect either manufacturing cost savings which management believes can be realized upon the combination of Hartmarx' manufacturing operations and that of Plaid, or reduced general and administrative expenditures which can be realized from the planned integration of administrative functions.

               The pro forma unaudited balance sheet as of August 31, 1996 reflects the acquisition and the financing of such acquisition as if these events occurred as of August 31,
          1996.   The $27.1 million paid for the Acquisition was
          financed from the Company's Credit Facility and is reflected as such in the pro forma unaudited balance sheet.

                          HARTMARX CORPORATION
          PRO FORMA UNAUDITED CONDENSED STATEMENT OF EARNINGS
                 TWELVE MONTHS ENDED NOVEMBER 30, 1995
                             (In Millions)

                                                         Pro Forma      Pro
                              Historical    Plaid(a)    Adjustments    Forma

Net sales                      $595.3          $145.5           -      $740.8

Licensing and other income        6.4               -           -         6.4
                            ----------     -----------  ----------  ----------

                                601.7           145.5           -       747.2
                            ----------     -----------  ----------  ----------

Cost of goods sold              447.4           132.5       (2.2)(b)    577.7

Selling, general and
  administrative expenses       132.8            24.9       (1.0)(c)    156.7
                            ----------     -----------  ----------  ----------

                                580.2           157.4       (3.2)       734.4
                            ----------     -----------  ----------  ----------

Earnings (loss) before
  interest and taxes             21.5           (11.9)       3.2         12.8

Interest expense                 19.9               -        2.3(d)      22.2
                            ----------     -----------  ----------  ----------

Earnings (loss) before taxes      1.6          ($11.9)       0.9         (9.4)
                                           ===========


Tax benefit                      19.8                          -(e)      19.8
                            ----------                  ----------  ----------

Net earnings                    $21.4                        $0.9       $10.4
                            ==========                  ==========  ==========

Earnings per share              $0.66                                   $0.32
                            ==========                              ==========

Average shares outstanding     32.631                                  32.631
                            ==========                              ==========



                             HARTMARX CORPORATION
                         NOTES TO PRO FORMA UNAUDITED
                       CONDENSED STATEMENT OF EARNINGS
                    TWELVE MONTHS ENDED NOVEMBER 30, 1995


(a) Represents the revenues and direct costs and expenses of the Product Lines Acquired from PCG for the twelve months ended
      December 31, 1995, as included in Appendix A to this Form 8-K/A.

(b) Decreased depreciation charge from historical amount based upon the estimated fair values of property.

(c) Amortization of negative goodwill to reflect amortization over a 5 year period of estimated excess fair value over net book value of assets acquired.

(d) Estimated incremental interest expense arising from additional bank borrowings of approximately $27 million to finance the acquisition of the assets purchased, assuming an acquisition date of December 1, 1994 and the Company's fiscal 1995 weighted average interest cost of 8.5% per its Credit Facility.

(e) Reflects tax benefit related to the pre-tax loss from the Product Lines Acquired and tax provision on pro forma pre-tax adjustments offset entirely by adjustment of the tax valuation allowance equal to the tax benefit and provision noted previously.



                             HARTMARX CORPORATION
             PRO FORMA UNAUDITED CONDENSED STATEMENT OF EARNINGS
                      NINE MONTHS ENDED AUGUST 31, 1996

                                                              Pro Forma        Pro
                              Historical    Plaid(a)         Adjustments      Forma

Net sales                      $450.0           $84.9                -        $534.9

Licensing and other income        3.2               -                            3.2
                            ----------      ----------       ----------     ---------

                                453.2            84.9                          538.1
                            ----------      ----------       ----------     ---------

Cost of goods sold              345.3            78.1            (1.0)(b)      422.4

Selling, general and
  administrative expenses        95.6            11.8            (0.7)(c)      106.7
                            ----------      ----------       ----------     ---------

                                440.9            89.9            (1.7)         529.1
                            ----------      ----------       ----------     ---------

Earnings (loss) before
  interest taxes                 12.3            (5.0)            1.7            9.0

Interest expense                 12.6               -             1.5(d)        14.1
                            ----------      ----------       ----------     ---------

Earnings (loss) before taxes    (0.3)          ($5.0)              0.2          (5.1)
                                            ==========

Tax benefit                      0.1                               1.8(e)        1.9
                            ----------                       ----------     ---------

Net earnings (loss)            ($0.2)                             $2.0         ($3.2)
                            ==========                       ==========     =========

Net loss per share             ($0.01)                                         ($0.10)
                            ==========                                      =========

Average shares outstanding     32.965                                          32.965
                            ==========                                      =========



                             HARTMARX CORPORATION
                         NOTES TO PRO FORMA UNAUDITED
                       CONDENSED STATEMENT OF EARNINGS
                      NINE MONTHS ENDED AUGUST 31, 1996


(a) Represents the revenues and direct costs and expenses of the Product Lines Acquired from PCG for the nine months ended September 30, 1996, prepared on a basis consistent with the statement of revenues and direct costs and expenses included in Appendix A to this Form 8-K/A.

(b) Decreased depreciation charge from historical amount based upon the estimated fair values of property.

(c) Amortization of negative goodwill to reflect amortization over a 5 year period of estimated excess fair value over net book value of assets acquired.

(d) Estimated incremental interest expense arising from additional bank borrowings of approximately $27 million to finance the acquisition of the assets purchased, assuming an acquisition date of December 1, 1995 and the Company's fiscal 1996 weighted average interest cost of 7.4% per its Credit Facility.

(e)   Estimated consolidated tax benefit is assumed to be at 38%.
      Adjustment for estimated effective income tax rate as calculated in accordance with SFAS 109 applied to the pro forma loss before taxes.



                           HARTMARX CORPORATION
               PRO FORMA UNAUDITED CONDENSED BALANCE SHEET
                             AUGUST 31, 1996
                              (In Millions)

                                                                           Pro Forma               Pro
                                      Historical          Plaid(a)        Adjustments             Forma

ASSETS:

Current assets:
Cash and cash equivalents                $1.6                 $0.1                  -                $1.7

Accounts receivable, net                126.6                 17.6                  -               144.2

Inventories                             133.2                 26.2                0.4  (b )         159.8

Prepaid expenses and other current        9.8                  0.8                  -                10.6
assets
                                    ----------           ----------         ----------           ---------

    Total current assets                271.2                 44.7                0.4               316.3

Property, plant and equipment, net       43.7                  2.2              (2.2)  (b )          43.7

Deferred income taxes                    31.1                    -                                   31.1

Other assets                             23.9                    -                                   23.9
                                    ----------           ----------         ----------           ---------

                                       $369.9                $46.9             ($1.8)              $415.0
                                    ==========           ==========         ==========           =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Current maturities of long-term         $20.1                    -                  -               $20.1
debt

Accounts payable and accrued             64.0                  7.1               10.9  (c )          82.0
expenses
                                    ----------           ----------         ----------           ---------

    Total current liabilities            84.1                  7.1               10.9               102.1

Long term debt                          148.5                    -               27.1  (d )         175.6

Shareholders' equity                    137.3                    -                  -               137.3

Net assets of Plaid                         -                 39.8             (39.8)  (e )             -
                                    ----------           ----------         ----------           ---------

                                       $369.9                $46.9             ($1.8)              $415.0
                                    ==========           ==========         ==========           =========





                           HARTMARX CORPORATION
           NOTES TO PRO FORMA UNAUDITED CONDENSED BALANCE SHEET
                             AUGUST 31, 1996


(a) Reflects Statement of Assets Purchased and Liabilities Assumed as of November 25, 1996 included in Appendix A to this Form 8-K/A.

(b) Adjustment of inventories and property, plant and equipment based upon purchase accounting.

(c) Adjustment to record additional anticipated liabilities, to reflect employee termination costs associated with administrative workforce reduction, manufacturing shutdown and other consolidation costs, along with the $4.9 million excess of estimated fair market value over cost of the net assets acquired.

(d) Borrowings under the Credit Facility assumed to finance the acquisition of Plaid.

(e)   Elimination of net assets of Plaid.